Exhibit 99.1

January 28, 2013

Dear Limited Partner in Rancon Realty Fund V:

During the time that Rancon V has existed, the investment culture has gone full-circle several times. Real estate investments, stocks and mutual funds, municipal bonds, even gold and precious metals have been in and out of favor. Revisions to state and federal income tax regulations have had an impact on the perceived and actual value of investments. Today, the media is filled with concerns about unemployment, gas prices and even the fiscal cliff. Throughout it all, the long-term goal of your partnership has remained the same – to create, improve and maintain the value of the properties owned by Rancon V.

HELP RANCON REALTY FUND V GO GREEN!

In an effort to reduce paper and the costs associated with printing and mailing of reports such as this one, we’d like to offer you the option of receiving your quarterly and annual reports and other similar communications via email. If you are interested, please send an email to rancon@myinvestment.com and include your email address, plus your name and current mailing address and the P* number from the address section on the outside cover of this report. Reports and other communications sent to you via email will be sent to you without cost. You may change your election at any time and, even if you elect to receive materials by email, you may request a paper copy of the referenced materials at no charge by calling Investor Services toll free at 888.909.7774.

PROPERTY UPDATE

The thirteen properties owned by Rancon Realty Fund V as a part of the Tri City Corporate Centre include the following nine office buildings and four retail properties.

Office Property	Description/Square Footage
Brier Corporate Center	Three-story office building /104,501 square feet of space
Carnegie Business Center II	Two two-story office buildings/50,867 total square feet of space
Lakeside Tower	Six-story office building/112,716 square feet of space
One Carnegie Plaza	Two two-story office buildings/107,275 total square feet of space
Two Carnegie Plaza	Two-story office building/68,957 square feet of space
Three Carnegie	Two-story office building/83,698 square feet of space
One Parkside	Four-story office building/70,068 square feet of space
Two Parkside	Three-story office building/82,039 square feet of space
Three Parkside	Two-story office building/29,076 square feet of space

Retail Property	Description/Square Footage
Bally’s Health Club	Health club facility/25,000 square feet of space
Outback Steakhouse	Restaurant/6,500 square feet of space
Palm Court Retail III	Retail building/6,004 square feet of space
Pat & Oscar’s	Restaurant/5,100 square feet of space

Combined occupancy of the thirteen properties as of September 30, 2012, was 69%, a decrease from 74% as of September 30, 2011, primarily due to the downsizing of a major tenant at Brier Corporate Center. According to the recent CBRE MarketView report on the Inland Empire Office Market, “Since the fourth quarter of 2008, the overall vacancy rate in the Inland Empire has been above 20% and is expected to remain at this level…through the third quarter of next year.” Our goal is to continue strengthening the property values by maintaining and increasing occupancy, and by managing the upkeep and appearance of the properties and grounds.

261 Boeing Court

Livermore, California 94551

925.241.7143 Fax 925.371.0167

Toll-free 888.909.7774

Rancon V is required, by the terms of its partnership agreement, to dissolve by no later than December 31, 2015. In 2013, we intend to explore the options available in connection with the anticipated dissolution of the Partnership.

VALUATION ESTIMATE FOR 2013

The per Unit valuation estimate for Rancon Realty Fund V as of December 31, 2012, is $440 per Unit. The General Partners have established the per Unit valuation estimate based solely on the estimated net asset value of the Partnership’s properties and other assets. For further detail on how the valuation was determined, please refer to our Current Report on Form 8-K, dated January 25, 2013, which has been filed with the SEC, and can be obtained by request to Investor Services or from the SEC’s website at www.sec.gov.

Unlike stocks and mutual funds, which experience daily price changes, the Partnership’s valuation of its outstanding Units is made once a year, as of December 31, and is not revised throughout the year. It thus does not reflect changes in the net asset value of the Partnership’s properties and other assets that may occur throughout the year. No third-party appraisals were obtained in connection with the General Partners’ valuation of the Units, and the General Partners’ valuation and the methodology they employed to value the Units has not been verified or reviewed by any third-party advisor, including Rancon V’s auditors. The actual amount for which the Partnership’s properties are eventually sold may be materially lower than the current estimates of their fair market values made by the General Partners. The General Partners’ valuation of the Units also does not represent the price Units can be sold for on the informal secondary market. That price is generally 10 to 40% of the current per Unit valuation, less any fees or commissions that may be charged.

Some investors have contacted us, asking how to liquidate (sell) their Partnership Units. Remember that Rancon Realty Fund V is not publicly traded, so options for selling are extremely limited. Upon request, we can provide a list of potential buyers that you can contact and possibly negotiate with to facilitate the sale of your Units. While we can provide a list of potential buyers, we cannot confirm the potential buyers’ ability to follow through on any proposal they may make to you to purchase your Units. Anyone who purchases Rancon V units does so at prices between 10% and 40% of the current valuation estimate (noted above).

This letter also includes unaudited financial information for the quarter ended September 30, 2012. Reference is made to the Partnership’s Quarterly Report on Form 10-Q, as filed with the SEC, for further information on the Partnership’s result of operations for the quarter ended September 30, 2012.

If you have questions or need additional information, please don’t hesitate to contact Investor Services, toll free at 888.909.7774. We are here to help you – if you have questions about changing your address or transferring your IRA to a new custodian, contact us either by phone or by visiting our website at www.myinvestment.com. On the website, you can find information on how to contact us by email, and even submit a change of address electronically.

Sincerely,

Dan Stephenson	Judy Henrich
General Partner	Preferred Partnership Services, Inc.

Note: Certain statements contained in this Report may be deemed to be forward-looking statements under the federal securities laws. Such statements generally can be identified by our use of words such as “may,” “will,” “can,” “intend,” “anticipate,” “estimate,” “think,” “continue,” or other similar words. For a list of the factors that could cause actual results to vary materially from those expressed in these forward-looking statements, see our Annual Report on Form 10-K for the year ended December 31, 2011, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

2

RANCON REALTY FUND V, A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Balance Sheets (in thousands, except units outstanding) (Unaudited)
	September 30, 2012	December 31, 2011
Assets
Investments in real estate:
Rental properties	$77,827	$78,666
Accumulated depreciation	(31,136)	(29,775)

Rental properties, net	46,691	48,891
Land held for development	1,494	1,494

Total investments in real estate	48,185	50,385
Cash and cash equivalents	4,990	5,773
Accounts receivable, net	126	125
Deferred costs, net of accumulated amortization of $2,115 and $1,938 as of September 30, 2012 and December 31, 2011, respectively	2,329	1,917
Prepaid expenses and other assets	3,010	2,540

Total assets	$58,640	$60,740

Liabilities and Partners’ Equity (Deficit)
Liabilities:
Notes payable	$50,940	$51,721
Accounts payable and other liabilities	1,134	723
Prepaid rent	212	76

Total liabilities	52,286	52,520

Commitments and contingent liabilities (Note 7)
Partners’ Equity (Deficit):
General Partner	(2,381)	(2,170)
Limited partners, 83,898 limited partnership units outstanding as of September 30, 2012 and December 31, 2011	8,735	10,390

Total partners’ equity	6,354	8,220

Total liabilities and partners’ equity	$58,640	$60,740

RANCON REALTY FUND V, A CALIFORNIA LIMITED PARTNERSHIP

Consolidated Statements of Operations (in thousands, except per unit amounts and units outstanding) (Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating revenue
Rental revenue and other	$2,733	$2,876	$8,102	$8,731
Tenant reimbursements	235	205	557	485

Total operating revenue	2,968	3,081	8,659	9,216

Operating expenses
Property operating expenses	1,943	1,898	4,869	4,918
Depreciation and amortization	1,064	1,247	3,278	3,641
General and administrative	198	225	692	708

Total operating expenses	3,205	3,370	8,839	9,267

Operating loss	(237)	(289)	(180)	(51)
Interest and other income	23	—	23	9
Interest expense (including amortization of loan fees)	(728)	(742)	(2,195)	(2,237)

Loss before gain on sale of property	(942)	(1,031)	(2,352)	(2,279)

Net gain on sale of property	486	—	486	—

Net loss	$(456)	$(1,031)	$(1,866)	$(2,279)

Basic and diluted net loss per limited partnership unit	$(4.60)	$(11.06)	$(19.73)	$(24.45)

Rancon Realty Fund V

261 Boeing Court

Livermore, CA 94551

Address Service Requested